================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   KFX INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

KFX INC.
1999 BROADWAY, SUITE 3200
DENVER, COLORADO 80202


                                                                  April 30, 1997

Dear Stockholder:

          You are cordially invited to attend the 1997 Annual Meeting of Stockholders of KFx Inc., which will be held at 10:00 a.m. local time on Thursday, June 19, 1997 at the executive offices of KFx Inc., 1999 Broadway, Suite 3200, Denver, Colorado 80202.

          The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

          The Annual Report for the year ended December 31, 1996 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the Meeting. Our World Wide Web homepage on the Internet is a convenient way to communicate with us. Our homepage is located at http://www.kfx.com.

          Also enclosed is a Proxy authorizing two officers of KFx Inc. to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, InterWest Transfer Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy, for the conduct of business.



                                 Sincerely,



                                 /s/ Theodore Venners

                                 Theodore Venners
                                 Chairman of the Board of Directors
                                 President and Chief Executive Officer

KFX INC.
1999 BROADWAY, SUITE 3200
DENVER, COLORADO  80202 USA


                            NOTICE OF ANNUAL MEETING


                                                                  April 30, 1997

To the Stockholders of KFx Inc:

          The 1997 Annual Meeting of the Stockholders (the "Meeting") of KFx Inc. (the "Company") will be held on Thursday, June 19, 1997 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202. The purpose of the Meeting is to consider and take action upon the following matters:

1.        Election of three Directors.

2. Approval of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

3. Such other business as may properly be brought before the Meeting and any postponements, continuation or adjournments thereof.

          Only stockholders of record at the close of business on April 30, 1997 are entitled to notice of and to vote at the Meeting or at any postponements, continuations or adjournments thereof.

          The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

          THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

            This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.




                                 Rudolph G. Swenson
                                 Secretary

                                PROXY STATEMENT

          The enclosed Proxy is solicited by the Board of Directors (the "Board") of KFx Inc. (the "Company") for use at the 1997 Annual Meeting of the Stockholders (the "Meeting") to be held on Thursday, June 19, 1997 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Company on or about April 30, 1997.

                               VOTING PROCEDURES

          The presence in person or by proxy of a majority of the outstanding shares of common stock of the Company, $.001 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

          Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the management nominees for Directors, FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Meeting. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the Stockholder's name and must be received prior to the Meeting to be effective.

          The election of each director nominee requires the affirmative vote of a plurality of the shares cast in the election of directors. An affirmative vote of a majority of the votes cast at the Meeting is required for approval of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997 and all other matters that may be submitted to the Company's Stockholders for consideration.

          Those shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum. Each will be tabulated separately.

          Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on all proposals contained in this Proxy.

          Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Votes cast by proxy will be tabulated by an automated system administered by InterWest Transfer Company, Inc., the Company's transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting.

          The outstanding shares of the Company entitled to vote as of April 30, 1997, consisted of 23,926,040 shares of Common Stock. Only Stockholders of record at the close of business on April 30, 1997, are entitled to vote at the Meeting. Each share is entitled to one vote.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
                             ---------------------

          The Company's Certificate of Incorporation provides for a board of directors made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. As provided in the Company's By-laws, the Board has currently set the total number of directors at seven, with two directors in Class I, three directors in Class II and two directors in Class III. The current terms of the Class III and Class I directors expire at the Company's annual meeting of shareholders in 1998 and 1999, respectively. The current term of the Class II directors expires at the Meeting.

          The Board has nominated Vincent N. Cook, Peter G. Martin and Stanley
G. Tate for election as Class II directors to serve a three-year term expiring at the 2000 annual meeting of stockholders and until their successors are elected and qualified.

          It is intended that shares represented by properly executed Proxies will be voted to elect the director nominees, unless authority to so vote is withheld. Each nominee, except Mr. Tate, is currently a member of the Board and each of the nominees has indicated a willingness to serve as a director if re-elected (or elected in the case of Mr. Tate). The Board has no reason to believe that any of the director nominees will be unable to serve as a director or become unavailable for any reason. If, at the time of the Meeting, each of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee or nominees, if any, nominated by the Board.

 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1

DIRECTORS

          The following table sets forth certain information with respect to the director nominees and the directors who will continue in office after the Meeting including the name and age of each director and nominee, his principal occupation and business experience during the past five years, and the commencement of his term as a director of the Company.

                             NOMINEES FOR ELECTION

                                Principal Occupation or Employment      Director
                                          During the Past
       Name and Age               Five Years; Other Directorships        Since
---------------------------  -----------------------------------------  --------

Vincent N. Cook (62)         A founding stockholder of the Company.         1996
                             Mr. Cook has been President and Chief
                             Executive Officer of Visions Inc. since
                             1989.   Mr. Cook is a director of
                             Science Applications International
                             Corporation.

Peter G. Martin (48)         An independent investment banker and           1995
                             venture capitalist since 1990.  Mr.
                             Martin is a director of MacroChem, Inc.
                             and DermaRx Corporation.

Stanley G. Tate (69)         A founding stockholder of the Company.            -
                             Mr. Tate has been the principal
                             shareholder of Tate Enterprises since
                             1986.  Mr. Tate is a director of
                             Envirocivil Engineering Corp.

         DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING


                                Principal Occupation or Employment      Director
                                          During the Past
       Name and Age               Five Years; Other Directorships        Since
---------------------------  -----------------------------------------  --------

Brian D. Holt (48)           President and Chief Executive Officer of       1995
                             Thermo Ecotek Corporation ("TCK"), since
                             February 1994.  From January 1989 to
                             February 1994, Mr. Holt was President
                             and Chief Executive Officer of Pacific
                             Generation Company.  Mr. Holt also
                             serves as a director of TCK.  See
                             "Certain Relationships and Related
                             Transactions."

Jack C. Pester (62)          Senior Vice President in charge of             1994
                             Retail Marketing for The Coastal
                             Corporation since 1987.  Mr. Pester is a
                             past president of the Independent
                             Refiners Association of America and the
                             Petroleum Marketers Association of
                             America.  Mr. Pester is a director of
                             the Board of Governors of Drake
                             University and the American Mutual Life
                             Insurance Company of Des Moines.

Theodore Venners (49)        Chairman of the Board since July 1993,         1992
                             and President and Chief Executive
                             Officer of the Company since October
                             1995.  Mr Venners also served as
                             President of the Company since its
                             inception to September 1993.  He is a
                             founding partner of K-Fuel Limited
                             Partnership and its predecessor, K-Fuel
                             Partnership, and served as managing
                             partner of those entities from 1984
                             until their merger with the Company in
                             December 1992.

Starkey A. Wilson (67)    A founding stockholder of the Company.  Mr. Wilson has been an        1992
                          independent geologist, specializing in oil and gas operations, coal operations and precious metals since 1966.  Mr. Wilson is a member of the American Association of Petroleum Geologists, the Dallas Geological Society, the Rocky Mountain Geological
                          Society, the Alaska Geological Society, and the Rocky Mountain
                          Coal Association.

BOARD MEETINGS

     During 1996 the Board met ten times. The Board also took action four times by unanimous written consent. During 1996, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board during 1996; and (ii) the total number of meetings held by all committees of the Board on which he served in 1996.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE. The Board has an audit committee and during 1996 its members were Peter G. Martin, Jack C. Pester and Starkey A. Wilson. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the range of audit and non-audit fees and reviews with the independent accountants the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1996.

     COMPENSATION COMMITTEE.   The Board has a Compensation Committee and during
1996 its members were Brian D. Holt, Vincent N. Cook and Jack C. Pester. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefit programs, makes specific recommendations to the Board relating to salaries of officers and all incentive awards, and administers
the Company's stock option plans.   The Compensation Committee met three times
in 1996.

COMPENSATION OF DIRECTORS

     CASH COMPENSATION.   Effective in 1996, directors who are not employees of
the Company receive an annual retainer of $4,000 and a fee of $500 for attending each regular meeting of the Board and $300 for participating in each meeting of the Board held by means of telephone conference call and for participating in
certain meetings of committees of the Board.   Mr. Venners is an employee of the
Company and does not receive any cash compensation from the Company for his service as a director. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending such meetings.

     STOCK OPTION PLAN.   Effective in 1996, directors who are not employees of
the Company receive an annual grant of options to purchase 10,000 shares of Common Stock under the Company's 1996 Stock Option and Incentive Plan (the "1996 Plan"). Under the terms of the 1996 Plan, the grant of stock options to non-employee directors is automatic on the third business day after the annual
meeting of stockholders and are immediately vested on the date of grant.   The
exercise price is the average daily market price for the five (5) consecutive trading days immediately preceding the grant date. In 1996, options for 50,000 shares were granted to non-employee directors, comprised of 10,000 each to Mssrs. Holt, Martin, Pester and Wilson and 10,000 to James A. Bitonti, who subsequently resigned from the Board.

                               EXECUTIVE OFFICERS
                               ------------------

          Set forth below is certain information regarding the executive officers of the Company, including age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                               Executive Officer
                                                                of the Company
       Name / (Age)              Present Executive Office            Since
---------------------------  --------------------------------  -----------------

Theodore Venners (49)        Chairman of the Board,                         1992
                             President and Chief Executive
                             Officer.  More detailed
                             information regarding Mr.
                             Venners' business experience is
                             set forth under "Directors."

Kurt B. Eckrich (57)         Chief Financial Officer since                  1995
                             October 1995 and a director
                             since October 1995.  Mr.
                             Eckrich's term as a director
                             expires at the Meeting and he
                             is not standing for
                             re-election.   Mr. Eckrich has
                             been President of Eckrich
                             Capital, Inc. since 1988.

Robert H. Gentile (53)       Vice President of Development                  1994
                             since January 1994.  From April
                             1992 to January 1994, he served
                             as Managing Director of
                             Atlantic Partners, Ltd., an
                             affiliate of the Company.  Mr.
                             Gentile was a consultant with
                             Gentile & Co. from September
                             1991 to April 1992.  From
                             September 1989 to September
                             1991, Mr. Gentile served as
                             Assistant Secretary for Fossil
                             Energy, U.S. Department of
                             Energy.

Joyce M. Goldman (56)        Vice President of                              1994
                             Administration since January
                             1994.  Ms. Goldman has served
                             as the primary administrative
                             officer of the Company and
                             various predecessor entities of
                             the Company since April 1984.

Jeffrey A. Hansen (35)       Controller of the Company since                1994
                             February 1994 and served as a
                             part-time consultant to the
                             Company from July 1993 to
                             February 1994.  From 1989 until
                             joining the Company, Mr. Hansen
                             was employed as a financial
                             manager or was a consultant to
                             various companies in the
                             extractive and agribusiness
                             industries.  Mr. Hansen is a
                             member of the American
                             Institute of Certified Public
                             Accountants.

Robert W. Pollard (46)       Vice President of Marketing and                1996
                             Sales since June 1996.  From
                             1990 until joining the Company,
                             Mr. Pollard served in various
                             executive marketing positions
                             with Jim Walter Resources,
                             Inc., an Alabama coal mining
                             and marketing company.  Mr.
                             Pollard is a licensed attorney
                             in the State of Alabama and is
                             a member of the Alabama and
                             American bar associations.



Rudolph G. Swenson (59)      Secretary and Treasurer since 1992 and Vice    1992
                             President of Contracts and Patents since
                             June 1996.   From January 1994 to June 1996,
                             Mr. Swenson served the Company as Chief
                             Financial Officer.  Mr. Swenson serves on
                             the Board of Directors of the Black Hills
                             Regional Eye Institute.

R. David Usilton (55)        Chief Operating Officer since June 1996.       1996
                             From December 1994 to December 1995, Mr.
                             Usilton was President of Axial Basin Ranch
                             Company and H-G Coal Company, subsidiaries
                             of the W.R. Grace Company.  From 1991 to
                             1994, Mr. Usilton was President of Colowyo
                             Coal Company.


                             EXECUTIVE COMPENSATION
                             ----------------------

SUMMARY COMPENSATION TABLE

          The following table sets forth certain information for each of the last three fiscal years concerning compensation paid by the Company to the Chief Executive Officer ("CEO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for 1996 ("Named Executive Officers").

                                                   Annual Compensation         Long-Term Compensation
                                                -------------------------  -------------------------------
                                                             Bonus and                        Securities
                Name and                                    Other Annual   Restricted Stock   Underlying
          Principal Positions             Year   Salary     Compensation        Awards       Options /(5)/
----------------------------------------------------------------------------------------------------------
Theodore Venners /(1)/                    1996   $164,583   $18,750/(4)/          -                600,000
 Chairman of the Board                    1995    185,000       -                 -                 50,000
 President and CEO                        1994    185,000       -                 -                    -

Kurt B. Eckrich /(2)/                     1996    145,833    15,625 /(4)/         -                150,000
 Chief Financial Officer                  1995     43,750       -                 -                500,000
                                          1994        -         -                 -                    -

Robert H. Gentile/ (3)/                   1996    171,500       -                 -                    -
 VP - Development                         1995    150,000       -                 -                 25,000
                                          1994    140,000       -                 -                 55,000

---------------

/(1)/  President and Chief Executive Officer since October 1995.
/(2)/  Chief Financial Officer since October 1995.
/(3)/ Mr. Gentile's salary includes the payment of salary deferred from prior years. Such payments in 1996, 1995 and 1994 were $51,500, $30,000 and $20,000, respectively.
/(4)/ Bonus compensation in 1996 was for 1996 services but was not paid until January 1997.
/(5)/ It has not been the Company's policy in the past to grant stock appreciation rights ("SARs"), and no such rights are outstanding.

          The forgoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than ten percent of the annual salary of each such executive officer, is not included in such table.

                         COMPENSATION PURSUANT TO PLANS

1992 PLAN

          In 1993, the Company's stockholders approved and adopted the Amended and Restated Stock Option Plan (the "1992 Plan"). The Company has reserved
1,000,000 shares of Common Stock for issuance under the 1992 Plan.   As of April
30, 1997, stock options for 952,000 shares had been granted, leaving stock options for 48,000 shares available for grant under the 1992 Plan.

1996 PLAN

          In 1996, the Company's stockholders approved and adopted the 1996
Plan.   The Company has reserved 1,500,000 shares of Common Stock for issuance
under the 1996 Plan.   As of April 30, 1997, stock options for 525,500 shares
had been granted, leaving stock options for 974,500 shares available for grant under the 1996 Plan.

RESTRICTED STOCK PLAN - DIRECTORS AND SELECTED OFFICERS

          In December 1993, the Company's stockholders approved and adopted the Restricted Stock Plan for Directors and Selected Officers ("the Directors Plan"). A total of 500,000 shares have been reserved for issuance pursuant to the Directors Plan. The Directors Plan provided that commencing as of the effective date of the Directors Plan, any and all fees payable to directors for their service on the Board, and the salary payable to selected officers after the date that they became participants in the Directors Plan, were paid entirely and solely in shares of restricted stock. Although the Directors Plan is still in existence, the Company changed the compensation policy of directors beginning in 1996 (see "Compensation of Directors" discussed previously) and does not currently foresee any additional issuances of shares under the Directors Plan.

STOCK OPTIONS GRANTED DURING 1996

          The following table sets forth information concerning individual grants of stock options by the Company under the 1992 Plan and the 1996 Plan for the year ended December 31, 1996 to the CEO and the Named Executive Officers.
It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during 1996.

                             OPTION GRANTS IN 1996

                                    Percent of
                      Number of       Total                                  Potential Realizable
                      Securities     Options                                   Value at Assumed
                      Underlying     Granted to   Exercise                     Annual Rates of
                       Options       Employees    Price Per  Expiration       Stock Appreciation
Name                   Granted        in 1996      Share       Date           for Option Term /(4)/
----------------------------------------------------------------------------------------------------
                                                                            5 Percent     10 Percent
                                                                           -----------    ----------
Theodore Venners     350,000 /(1)/      35.9  %   $   5.09     3/28/06     $ 1,120,000    $ 2,838,500
                     250,000 /(2)/      25.6  %       7.42     6/20/03         755,000      1,760,000

Kurt B. Eckrich      150,000 /(3)/      15.4  %       5.00      1/1/06         471,000      1,195,500

Robert H. Gentile        -                 -            -          -               -              -
---------------

/(1)/  Options granted under the 1992 Plan.
/(2)/ Options granted under the 1996 Plan, which vest 20 percent per year beginning on the first anniversary date of the grant.
/(3)/ Options granted outside of the 1992 Plan and the 1996 Plan and became fully vested on January 1, 1997.
/(4)/ The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5 percent and 10 percent, compounded annually from the date the respective options were granted to their expiration date. The gains are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the end of the option period, and the date on which the options are exercised.

STOCK OPTIONS EXERCISED DURING 1996 AND YEAR-END VALUES

          The following table reports certain information regarding stock option exercises during the year ended December 31, 1996 and outstanding stock options held at December 31, 1996 by the CEO and the Named Executive Officers. No stock appreciation rights were exercised or were outstanding during 1996.

      AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

                                                                        Value of
                                                                      Unexercised
                                             No. of Unexercised       In-the-Money
                       Shares               Options at 12/31/96         Options
                     Acquired on   Value       (Exercisable /        (Exercisable /
Name                  Exercise    Realized     Unexercisable)     Unexercisable)/(1)/
--------------------------------------------------------------------------------------
Theodore Venners         -           -        400,000 / 250,000     $143,500 / 0
Kurt B. Eckrich          -           -        500,000 / 150,000   $1,275,000 / $75,000
Robert H. Gentile        -           -         80,000 / 0            $20,500 / 0
---------------

/(1)/ Based on the closing price of $5.50 of the Common Stock on the American Stock Exchange on December 31, 1996.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

          All decisions on compensation for the Company's executive officers are made by the Compensation Committee of the Board (the "Committee"). The executive compensation program presently consists of annual base salary, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

          The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Company, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Company and the contributions of each executive.

          External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Company's compensation for its executives is assessed by comparing it to market data provided by a compensation consultant and comparing the Company's compensation levels to those published the Mountain States Employers Council, of which the Company is a member.

          The process of determining each of the elements of compensation for the Company's executive officers is outlined below.

          BASE SALARY

          Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size, market capitalizations and complexity to the Company. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographical or regional market data, industry trends and internal fairness within the Company. It is the Committee's intention that over time the base salaries for the CEO and the other Named Executive Officers will approach the mid-point of competitive data.

          CASH BONUS

          The Committee establishes a median potential bonus for each executive officer by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. The Committee's determination with respect to 1996 bonuses was based on a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important in the creation of long-term stockholder value.

          STOCK OPTION PROGRAM

          The primary goal of the Company is to excel in the creation of long-term value for the Company's stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase Common Stock of the Company.

          The Committee and management believe that awards of stock options to purchase the shares of the Company accomplish many objectives. The grant of options to key employees encourages equity ownership in the Company, and closely aligns management's interest to the interests of all the stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company prematurely, stock options are an incentive for key employees to remain with the Company long-term.

          Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining option awards.

POLICY ON DEDUCTIBILITY OF COMPENSATION

          The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based." The annual cash compensation paid to individual executives of the Company do not approach the $1 million threshold, and it is believed that the stock incentive plans of the Company qualify as "performance based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will re-examine the Company's compensation practices and the effect of Section 162(m).

1996 CEO COMPENSATION

     Cash compensation for Mr. Theodore Venners is reviewed by both the Committee and the full Board. The Committee and the Board evaluates Mr. Venners' performance and compensation using a process similar to that used for the other executive officers of the Company.

     Awards to Mr. Venners of options to purchase shares of the Common Stock are reviewed and determined periodically by the Committee using criteria similar to
that used for the other executive officers of the Company.   Mr. Venners was
awarded options to purchase 600,000 shares of the Common Stock in 1996.



                          Mr. Brian D. Holt (Chairman)
                              Mr. Vincent N. Cook
                               Mr. Jack C. Pester

                         COMPARATIVE PERFORMANCE GRAPH

          The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns (assuming reinvestment of dividends) for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Common Stock has been publicly traded only since July 21, 1994 and, as a result, the following graph assumes $100 invested on July 21, 1994 in the Common Stock, the Russell 2000(R) Index and the Energy - Alternative Sources Index ("EAS") as published by The Investors Business Daily. The stock price performance shown on
             ----------------------------
the graph below is not necessarily indicative of future price performance.

                   COMPARISON OF TOTAL RETURN AMONG KFX INC.,
                       THE RUSSELL 2000(R) INDEX AND THE
          INVESTORS BUSINESS DAILY ENERGY - ALTERNATIVE SOURCES INDEX
                    FROM JULY 21, 1994 TO DECEMBER 31, 1996



               (GRAPHIC OMITTED - COMPARATIVE PERFORMANCE CHART)




                             7/21/94  12/30/94  12/29/95  12/31/96
                             -------------------------------------
              KFX              100        91        86       102
              RUSSELL 2000(R)  100       103       133       155
              EAS              100        91       115       191


          In addition to the Company, the EAS index is comprised of the following companies: AES Corporation; Alpha Solarco Inc; Besicorp Group Inc; Calenergy Inc; Energy Research Corporation; Environmental Power Corporation; Nevada Energy Inc; Photocomm Inc; SGI International Inc; Thermo Ecotek Corporation; Wheelabrator Technologies Inc; and York Research Corporation. The Company is excluded from the EAS for purposes of the comparative performance graph.

          From July 21, 1994 to January 29, 1996, the Company's Common Stock was traded on the NASDAQ SmallCap Market under the trading symbol "KFXI." Beginning January 30, 1996, the Company's common stock was traded on the American Stock Exchange under the trading symbol "KFX."

                                STOCK OWNERSHIP
                                ---------------

          The following table sets forth certain information, as of April 30, 1997, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of the Common Stock of the Company, (2) each director of the Company, (3) the CEO and each Named Executive Officer, and (4) by all directors and executive officers of the Company as a group.

                                            Shares Beneficially
           Name and Address                        Owned                 Percentage of Class
           ----------------                        -----                 -------------------

Vince N. Cook                                       390,050 /(1)/                        1.6 %
P.O. Box 4390
Avon, Colorado  81620

Cristobal Energy Co., Inc.                        3,462,820 /(2)/                       14.5 %
1270 Stone Canyon Road
Los Angeles, California  90077

Kurt B. Eckrich                                     651,000 /(3)/                        2.7 %
1999 Broadway, Suite 3200
Denver, Colorado  80202

Robert H. Gentile                                    80,000 /(4)/                           /*/
901 North Stuart Street, Suite 750
Arlington, Virginia  22203

Brian D. Holt                                        12,113 /(5)/                           /*/
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Peter G. Martin                                      12,113 /(6)/                           /*/
48 Ogden Place
Dobbs Ferry, New York  10522

Jack C. Pester                                       77,126 /(7)/                           /*/
9 Greenway Plaza
Houston, Texas  77046

Thermo Ecotek Corporation                         4,262,300 /(8)/                       17.8 %
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Theodore Venners                                  5,109,867 /(9)/                       21.0 %
1999 Broadway, Suite 3200
Denver, Colorado  80202

Starkey A. Wilson                                 1,279,100 /(10)/                       5.3 %
2121 San Jacinto Street, Suite 1860
Dallas, Texas  75225

All directors and executive officers              8,152,469 /(11)/                      31.9 %
     as a group (13 persons)


_______________

/*/    Less than 1 percent.
/(1)/ Includes 377,550 shares owned by an investment partnership controlled by Mr. Cook.
/(2)/ Includes 64,870 shares owned individually by Manual R. Caldera, an officer, director and controlling shareholder of Cristobal Energy Co., Inc. /(3)/ Includes 650,000 shares which Mr. Eckrich has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(4)/ Includes 80,000 shares which Mr. Gentile has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(5)/ Includes 10,000 shares which Mr. Holt has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(6)/ Includes 10,000 shares which Mr. Martin has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(7)/ Includes 60,000 shares which Mr. Pester has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(8)/ Includes 11,300 shares owned by Thermo Electron Corporation, a majority shareholder of TCK.
/(9)/ Includes 450,000 shares which Mr. Venners has the right to acquire within 60 days of the Record Date pursuant to the exercise of options, and 700,000 shares owned by Energy Brothers, Inc., of which Mr. Venners is the majority shareholder.
/(10)/ Includes 160,000 shares which Mr. Wilson has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(11)/ Includes an aggregate of 1,661,000 shares which directors and executive officers as a group have the right to acquire within 60 days of the Record Date pursuant to the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16 (a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10 %) of a registered class of Company's equity securities ("10 % Shareholders") to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon a review of the copies of such 16(a) reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1996, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and 10 % Shareholders were complied with, except Mr. Cook did not file a Form 3 and Mssrs. Holt, Martin, Pester, Wilson and Venners did not report one transaction each during 1996. A Form 5 will be filed for each director to report these transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

THERMO ECOTEK CORPORATION

          On August 18, 1995, the Company entered into several agreements (described below) with TCK whereby, over a six-year period, TCK has the right, at its option, to acquire up to 51 percent ownership in the Company through stock purchases and the exercise of warrants.

       1. The Company and TCK entered into a Stock Purchase Agreement dated August 18, 1995 which generally provides for the issuance and sale of up to 4,250,000 shares of the Common Stock as follows: (a) the first, second and third purchases under the Stock Purchase Agreement occurred on August 29, 1995; December 28, 1995; and January 28, 1997, respectively, wherein TCK purchased 1,500,000 shares on the first and second such date at a price of $2.00 per share, and 1,250,000 shares on the third such date at a price of $2.00 per share.

       2. On August 18, 1995, the Company issued two warrants to TCK ("Warrant A" and Warrant B"). Warrant A grants to TCK the right to purchase 7,750,000 shares at an exercise price of $3.65 per share, subject to adjustment. Warrant A is exercisable in whole or in part, commencing on January 1, 2000 and ending July 1, 2001. Warrant B grants to TCK the right to purchase that number of shares sufficient to give TCK ownership of 51 percent of the Company's outstanding shares on the date of exercise, at a price per share equal to the average of the daily closing price of the shares for the 40 trading days immediately preceding the date of computation. Warrant B may be exercised in whole or in part commencing on January 1, 2000 and ending July 1, 2001, provided that Warrant A has previously been exercised in full.

       3. A Stockholders' Voting and Co-Sale Agreement (the "Voting Agreement") was also entered into on August 18, 1995 by and among the Company, TCK and Mr. Theodore Venners, Chairman, President and Chief Executive Officer of the Company. Pursuant to the terms of the Voting Agreement, the Company agreed to increase its number of directors from five to six and the parties agreed to use their best efforts to elect one member designated by TCK to the Board. Accordingly, Mr. Brian Holt was elected to the Board in October 1995. After such time as TCK has exercised Warrant A, in full, the parties agree to use their best efforts to elect to the Board the number of directors designated by TCK sufficient to equal at least one third of all Board members; and following TCK's exercise of Warrant B, in full, the parties agree to support the election of directors designated by TCK to the Board sufficient to provide TCK with a majority of all Board members.

       4. A Registration Rights Agreement, dated August 18, 1995, was entered into between the Company and TCK whereby the Company agreed to provide for the registration under the Securities Act of 1933, as amended, of the shares purchased under the Stock Purchase Agreement and upon exercise of Warrant A or Warrant B.

OTHER

          The Company has a consulting agreement (the "Consulting Agreement") with Venners & Company, Ltd. for investor and public relations and governmental affairs services. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners. During 1996 and 1995, Venners & Company, Ltd. was paid $238,645 and $219,479, respectively, for consulting fees and reimbursed expenses relating to the business of the Company. The Company also provides office space for Mr. John Venners in Arlington, Virginia. The Consulting Agreement provides for a two-year term which began January 1, 1994 and is automatically renewable for successive one-year periods, unless either party terminates the Consulting Agreement. Also, the Company is obligated to include Venners & Company, Ltd. in any cash-based employee benefit programs of the Company. During 1996 and 1995, the Company paid medical insurance premiums of approximately $1,600 and $1,400, respectively, for an employee of Venners & Company, Ltd.

          In addition, in January 1997 the Company issued to Mr. John Venners a common stock purchase warrant for 33,334 shares of the Common Stock at $4.00 per
share.  The warrant expires on November 5, 1999.   The warrant was issued to Mr.
John Venners in relation to certain governmental affairs services performed in 1995 and 1996.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
              ----------------------------------------------------

          The Board, upon the recommendation of the Audit Committee, has selected Price Waterhouse LLP ("Price Waterhouse") to serve as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Price Waterhouse has served as the Company's independent accountants since the fiscal year ended December 31, 1992. Representatives of Price Waterhouse will be present at the Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

          Although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated, the Board may reconsider its selection.

 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2


                            SOLICITATION OF PROXIES
                            -----------------------

          This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission, electronic means or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material. In addition, the Company has retained its transfer agent, InterWest Transfer Company, Inc. ("InterWest"), to solicit proxies from shareholders by mail, in person and by telephone. The Company will pay InterWest a fee of $500 for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

                                 ANNUAL REPORT
                                 -------------

          The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 has been mailed to shareholders along with this Proxy Statement. THE COMPANY WILL, UPON WRITTEN REQUEST AND WITHOUT CHARGE, PROVIDE TO ANY PERSON SOLICITED HEREUNDER ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. Requests should be addressed to Investor Relations Department, 1999 Broadway, Suite 3200, Denver, Colorado 80202. Also, such report may be obtained from the Company's Internet homepage at http://www.kfx.com.

                                 OTHER MATTERS
                                 -------------

          The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgement.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
                 ---------------------------------------------

          Any shareholder who intends to submit a proposal at the 1998 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than December 1, 1997. Such proposals should be sent to Rudolph G. Swenson, the Secretary of the Company, at 1999 Broadway, Suite 3200, Denver, Colorado 80202.

                        NOTICE TO BANKS, BROKER-DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES
                     --------------------------------------

          Please advise the Company whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                      By Order of the Board of Directors



                                      Rudolph G. Swenson
                                      Secretary

Denver, Colorado
April 30, 1997

                               PROXY VOTING CARD

                         [FRONT OF PROXY VOTING CARD]

                                     PROXY
                                   KFX INC.
                  1999 BROADWAY, SUITE 3200 DENVER, CO 80202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of KFx Inc. (the "Company") hereby appoints Rudolph
G. Swenson and Jeffrey A. Hansen as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the annual meeting of stockholders of the Company to be held on Thursday, June 19, 1997 at 10:00 a.m. local at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, CO 80202, and any postponements, continuation or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
[ ] FOR all three nominees listed below.
[ ] WITHHOLD AUTHORITY to vote for all three nominees for director listed below.
[ ] FOR all three nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
        Nominees: Vincent N. Cook, Peter G. Martin and Stanley G. Tate

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

PROPOSAL NO. 3 - TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS, CONTINUATION OR ADJOURNMENTS THEREOF.

                             [BACK OF PROXY CARD]

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, and "FOR" the ratification of the selection of Price Waterhouse LLP as the Company independent accountants for the year ending December 31, 1997. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any postponements, continuation or adjournments thereof.
        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                          Dated:__________________________, 1997

            (Label)                       ______________________________________
                                                (Stockholder's Signature)

                                          ______________________________________
                                                (Stockholder's Signature)

                             Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer and affix corporate seal.